FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Vice President of Investor Relations
         913.967.4109

           Applebee's International Reports January Comparable Sales;
 Fourth Quarter 2005 Earnings Conference Call to be Broadcast over the Internet

OVERLAND PARK, KAN., January 24, 2006 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended January 22, 2006.

System-wide domestic comparable sales increased 6.3 percent for the January period, and comparable sales for domestic franchise restaurants increased 6.7 percent. Comparable sales for company restaurants increased 5.3 percent, reflecting an increase in guest traffic of approximately 1.0 percent, combined with a higher average check. System-wide comparable sales in the prior year were negatively impacted by approximately 2.0 percent due to severe winter weather.

The company will release fourth quarter and fiscal year 2005 results after the market closes on February 8, 2006, and a conference call will be held on Thursday morning, February 9, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of January 22, 2006, there were 1,810 Applebee's restaurants operating system-wide in 49 states and 14 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


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